Exhibit 99.1

Virpax® Pharmaceuticals Strengthens Board of Directors with the Appointment of Gerald W. Bruce and Michael F. Dubin, CPA to its Board

BERWYN, PA – July 30, 2021 – Virpax® Pharmaceuticals Inc. ("Virpax" or the "Company") (NASDAQ: VRPX), a company specializing in developing pharmaceutical product candidates for pain management, today announced the appointment of Gerald W. Bruce and Michael F. Dubin, CPA to its Board of Directors.

“I am pleased that we are adding two such highly knowledgeable professionals to our Board of Directors. Each of them has valuable experience and we look forward to their contributions,” commented Virpax Chairman and Chief Executive Officer Anthony P. Mack.

About Gerald W. Bruce

Gerald W. Bruce, the Company’s Executive Vice President, and Commercial Operations Officer since August 2017, has spent over 30 years, including 20 years in senior leadership roles, in the pharmaceutical and medical nutrition industries. Mr. Bruce was the Senior Vice President of Commercial Operations at NitroMed where he was responsible for building the commercial strategy and led the team responsible for the development and implementation of the commercial plan for the start-up company’s first product for the treatment of heart failure. He spent close to ten years in the medical nutrition industry where he was Vice President of Sales for Nutricia North America, Danone Medical Nutrition Division.

Mr. Bruce started his career at Johnson & Johnson (NYSE:JNJ) where he held leadership positions of increasing responsibility in sales and marketing ending with his role as Group Product Director of Analgesics. He then served as Vice President of Sales at Bristol-Myers Squibb Co. (NYSE: BMY) where he led the Cardiovascular and Metabolic sales force responsible for over $1.2 billion in sales. Following that, Mr. Bruce served as Vice President of Managed Markets where he led the team responsible for the development and implementation of the reimbursement strategy for Bristol-Myers Squibb’s $7 billion US portfolio.

Mr. Bruce received his bachelor’s degree in Business Administration from Lincoln University and a master’s degree in Leadership from the McDonough School of Business at Georgetown University. He currently serves as Chairman of the Board of Trustees for Lincoln University and serves on the executive committee of the Board at the National Sales Network.

About Michael F. Dubin, CPA

Mike Dubin is an accomplished senior executive, Certified Public Accountant, independent consultant, advisor, and thought leader with 40 years of experience and success in manufacturing, distribution, financial services, business and professional services, pharma, technology, retail and various other industries. His areas of expertise and experience also include leading executive teams, executive leadership training, operations management, profit optimization, board governance, financial reporting, and other financial management matters. Previously, Mr. Dubin held the title of Managing Partner, PA/SNJ Offices, with RSMUS LLP (RSM), a $2.8B professional services company with over 12,000 employees. He was presented with RSM’s “National Achievement Award” in 2010, and was a finalist for the company’s “National Integrity Award.”

Mr. Dubin obtained a BS in Economics (magna cum laude) from the Wharton School of Business, University of Pennsylvania. He served as a Board Member for RSM for four year and is also a board member and the Audit Committee Chairman for a privately held business in Philadelphia engaged in supplying energy efficiency services and facilities, and a board member and the Risk Management Committee Chairman for a commercial bank in Pennsylvania. Mr. Dubin is professionally affiliated with the PICPA and AICPA. He was also an adjunct faculty member and course teacher for the Wharton School of Business for two years and has also been a guest lecturer, at the Wharton School-University of Pennsylvania, Temple University, University of Scranton and Lehigh University. He also served as an expert witness/consultant for the Federal Deposit Insurance Corporation (FDIC) and the Resolution Trust Corporation (RTC).

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management product candidates using its proprietary technologies that optimize target drug delivery. Virpax is initially seeking FDA approval using its three patented drug delivery platforms. Epoladerm™ is a topical diclofenac metered-dose spray film formulation being developed to manage acute musculoskeletal pain and osteoarthritis. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain. Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer.  Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop its PES200 product candidate to manage post-traumatic stress disorder (PTSD) and its MMS019 product candidate to inhibit viral replication caused by influenza or SARS-CoV-2. For more information, please visit www.virpaxpharma.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on the Company’s operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Or

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231

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